EXHIBIT 99.1

Veritone Reports Record Q2 Results, Raises Guidance for Fiscal 2021

Q2 aiWARE SaaS Solutions up 86% year over year

•	Posted Record Revenue in Q2 of $19.2 Million, Up 45% Year over Year
•	Increased Q2 Gross Profit 47% Year over Year to $14.0 Million
•	Reported Q2 GAAP Net Loss of $12.7 Million
•	Improved Q2 Non-GAAP Net Loss 32% Year over Year to $3.9 Million
•	Raised Full Year 2021 Guidance, Increasing Midpoints in Revenue from $81 Million to $100 Million and in Non-GAAP Net Loss from $15.5 Million to $7.0 Million*
•	Signed a Definitive Agreement in July to Acquire PandoLogic Ltd, an Intelligent Hiring Platform, with Pro Forma 2021 Revenue over $50 Million and Non-GAAP Net Income over $25 Million

DENVER, CO – August 3, 2021 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the quarter ended June 30, 2021.

Veritone reported revenue of $19.2 million for the second quarter of 2021, reflecting its fifth consecutive quarter of record contributions from aiWARE SaaS Solutions and Advertising. For the second quarter of 2021, GAAP net loss was $12.7 million. Non-GAAP net loss was $3.9 million, improving $1.8 million compared with the second quarter of 2020.

“Q2 was once again exceptional, and we achieved our fifth consecutive quarter of record results,” said Chad Steelberg, Chairman and CEO of Veritone. “Executing on all fronts, we completed a major milestone with the release of aiWARE 3.0, including next generation synthetic voice technology Marvel.ai, successfully deployed our energy Forecaster and Controller at a major utility in the East Coast, and signed a definitive agreement to acquire next generation intelligent hiring platform, PandoLogic. The acquisition is expected to be immediately accretive beginning in Q4 2021, transforming our operating profile, with scale and increased SaaS revenue contribution. With our increasing confidence and improving visibility into our continued growth, we are raising our full year guidance.”

Ryan Steelberg, President of Veritone added, “Veritone’s strength continues to build as our customers find increasing value in our AI solutions and our sales cycles and new market penetration are accelerating.  Our go to market strategy and partner relationships are maturing, as we continue to expand the penetration of existing accounts and land new accounts in new markets. We delivered strong growth across the board, notably SaaS revenue grew by 86% year-over-year and achieved its largest bookings quarter ever. Having established strong momentum in the first six months of the year, we expect to build upon that going forward.”

Recent Business Highlights

•	Launched MARVEL.ai, a complete end-to-end voice-as-a-service solution, to create and monetize hyper-realistic synthetic voice content at commercial scale.
•	Deployed Energy Forecaster and Controller solutions to a lead utility customer.
•	Forged a new partnership with Sports Illustrated to monetize the brand’s iconic sports and entertainment content.
•	Unveiled device learning model for SMA Sunny Central solar inverters, driving GRID reliability in the global transition to green energy.
•	Awarded US patent for dynamic AI model orchestration.
•

Signed a definitive agreement in July 2021 to acquire PandoLogic Ltd to expand Veritone’s  AI platform to include intelligent recruitment.  The deal was valued at $150 million in cash and stock, with $50 million in cash and $35 million in stock (1.7 million shares) to be paid at closing, and the remaining $65 million to be paid in cash and stock based upon PandoLogic achieving certain financial conditions in fiscals 2021 and 2022.  The transaction is subject to customary closing conditions and is expected to finalize by late September 2021.

Business Outlook

* The company outlook assumes the completion of the PandoLogic in late September 2021.

Third Quarter 2021

•	Revenue is expected to be in the range of $21.5 million to $22.5 million, representing a 40% increase year over year at the midpoint.
•	Non-GAAP net loss is expected to be in the range of $4.5 million to $3.5 million, representing a 7% improvement year over year at the midpoint.

Full Year 2021

•

The Company increased its 2021 revenue expectations to be in the range of $96.5 million to $103.5 million, representing a 73% increase year over year at the midpoint with aiWARE SaaS Solutions revenue expected to grow over 200% year over year.

•	The Company narrowed its 2021 non-GAAP net loss expectations to be in the range of $8.5 million to $5.5 million, representing a 66% improvement year over year at the midpoint.

Financial Results for Second Quarter Ended June 30, 2021

Revenue was a record $19.2 million, compared with $13.3 million in the second quarter of 2020.  The growth reflects a 86% increase in aiWARE SaaS Solutions, including strong growth from the Company’s M&E and GLC services; a 42% increase in Advertising driven by higher gross billings at VeritoneOne and growth in our VeriAds Network and an 13% increase in aiWARE Content Licensing and Media Services. Gross profit increased 47% year over year to $14.0 million, compared with $9.5 million in the second quarter of 2020, driven largely by the revenue growth in aiWARE SaaS Solutions and Advertising.

GAAP net loss was $12.7 million, compared with a GAAP net loss of $11.8 million in the second quarter of 2020. Non-GAAP net loss was $3.9 million, improving $1.8 million year-over-year compared with $5.7 million in the second quarter of 2020.  This was driven by the $1.9 million improvement in Core Operations, which reported Q2 2021 non-GAAP net income of $1.4 million, up from Q2 2020 non-GAAP net loss of $0.5 million reflecting  higher gross margins offset by greater operating expenses to support the Company’s growth.

As of June 30, 2021, the Company had cash and cash equivalents of $120.6 million, including $48.2 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

Conference Call

Veritone will hold a conference call on Tuesday, August 3, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the second quarter of 2021 and its outlook for the third quarter and full year of 2021, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

● Preregister*	https://dpregister.com/sreg/10157840/e9f4c3bca0
● Live audio webcast:	investors.veritone.com
● Domestic call number:	844-750-4897
● International call number:	412-317-5293
● Call ID:	10157840

* Callers who pre-register will be emailed upon registering a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through August 17, 2021:

Replay number:                                         1-877-344-7529

International replay number:                   1-412-317-0088

Replay ID:                                                   10157840

About the Presentation of Supplemental Non-GAAP Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “gross profit,” “Non-GAAP net loss,” and “Non-GAAP net loss per share.” Gross profit is the Company’s revenue less its cost of revenue. Non-GAAP net loss is the Company’s net loss, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs.  Non-GAAP net loss should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss, as well as a breakdown of GAAP net loss, non-GAAP net income (loss) and these excluded items between the Company’s core operations and corporate, are detailed in the reconciliations included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Non-GAAP net loss differently.

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.  Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The Company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The Company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Denver, Colorado, and has offices in Costa Mesa, London and San Diego. To learn more, visit Veritone.com.

 Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its rapidly growing pipeline of business, the Company’s expected total revenue and Non-GAAP net loss in the third quarter and full year of 2021, and the Company’s expected year-over-year growth in aiWARE SaaS Solutions revenue for full year 2021. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the pending acquisition of PandoLogic, the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	June 30,	December 31,
	2021	2020
ASSETS

Cash and cash equivalents	$120,627	$114,817
Accounts receivable, net	19,518	16,666
Expenditures billable to clients	20,783	18,365
Prepaid expenses and other current assets	8,944	6,719
Total current assets	169,872	156,567
Property, equipment and improvements, net	479	2,354
Intangible assets, net	8,587	10,744
Goodwill	6,904	6,904
Long-term restricted cash	855	855
Other assets	230	230
Total assets	$186,927	$177,654

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$16,174	$15,632
Accrued media payments	68,266	55,874
Client advances	7,638	6,496
Other accrued liabilities	12,633	10,246
Total current liabilities	104,711	88,248
Other non-current liabilities	1,989	1,196
Total liabilities	106,700	89,444
Total stockholders' equity	80,227	88,210
Total liabilities and stockholders' equity	$186,927	$177,654

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$19,206	$13,268	$37,501	$25,172
Operating expenses:
Cost of revenue	5,231	3,763	10,054	7,013
Sales and marketing	5,253	4,932	11,680	9,861
Research and development	4,646	3,440	9,606	7,086
General and administrative	15,644	11,343	47,187	22,886
Amortization	1,079	1,346	2,157	2,694
Total operating expenses	31,853	24,824	80,684	49,540
Loss from operations	(12,647)	(11,556)	(43,183)	(24,368)
Other expense, net	(13)	(235)	(22)	(104)
Loss before provision for income taxes	(12,660)	(11,791)	(43,205)	(24,472)
Provision for income taxes	55	2	77	5
Net loss	$(12,715)	$(11,793)	$(43,282)	$(24,477)
Net loss per share:
Basic and diluted	$(0.39)	$(0.43)	$(1.33)	$(0.91)
Weighted average shares outstanding:
Basic and diluted	32,741,356	27,117,432	32,458,269	26,945,297
Comprehensive loss:
Net loss	$(12,715)	$(11,793)	$(43,282)	$(24,477)
Foreign currency translation gain, net of income taxes	-	1	7	5
Total comprehensive loss	$(12,715)	$(11,792)	$(43,275)	$(24,472)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(43,282)	$(24,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,410	3,206
Issuance of warrants	—	102
Loss on disposal of fixed assets	1,894	—
Loss on sublease	1,211	—
Change in fair value of warrant liability	—	200
Provision for doubtful accounts	5	213
Stock-based compensation expense	28,219	8,587
Changes in assets and liabilities:
Accounts receivable	(2,857)	(3,453)
Expenditures billable to clients	(2,418)	7,109
Prepaid expenses and other assets	(2,218)	(363)
Accounts payable	542	3,484
Accrued media payments	12,392	5,133
Client advances	1,142	(4,619)
Other accrued liabilities	2,387	2,193
Other liabilities	(418)	(92)
Net cash used in operating activities	(991)	(2,777)

Cash flows from investing activities:
Proceeds from the sale of equipment	—	56
Capital expenditures	(272)	(30)
Net cash (used in) provided by investing activities	(272)	26

Cash flows from financing activities:
Proceeds from common stock offerings, net	—	6,527
Proceeds from loan	—	6,491
Repayment of loan	—	(6,491)
Proceeds from the exercise of warrants	2,279	2,100
Proceeds from issuances of stock under employee stock plans, net	4,794	140
Net cash provided by financing activities	7,073	8,767

Net increase in cash and cash equivalents and restricted cash	5,810	6,016
Cash and cash equivalents and restricted cash, beginning of period	115,672	44,920
Cash and cash equivalents and restricted cash, end of period	$121,482	$50,936

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Advertising	$9,969	$7,038	$20,296	$13,039
aiWARE SaaS Solutions	5,580	3,002	10,265	6,110
aiWARE Content Licensing and Media Services	3,657	3,228	6,940	6,023
Revenue	$19,206	$13,268	$37,501	$25,172

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended June 30,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(676)	$(12,039)	$(12,715)	$(2,380)	$(9,413)	$(11,793)
Provision for income taxes	—	55	55	—	2	2
Depreciation and amortization	1,084	73	1,157	1,353	249	1,602
Stock-based compensation expense	1,016	5,593	6,609	526	3,605	4,131
Change in fair value of warrant liability	—	—	—	—	202	202
Warrant expense	—	—	—	—	102	102
State sales tax reserve	—	146	146	—	—	—
Interest expense	—	—	—	—	9	9
Acquisition and due diligence costs	—	735	735	—	—	—
Severance and executive search	—	92	92	—	—	—
Non-GAAP Net Income (Loss)	$1,424	$(5,345)	$(3,921)	$(501)	$(5,244)	$(5,745)

	Six Months Ended June 30,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(3,501)	$(39,781)	$(43,282)	$(6,155)	$(18,322)	$(24,477)
Provision for income taxes	—	77	77	—	5	5
Depreciation and amortization	2,167	243	2,410	2,709	497	3,206
Stock-based compensation expense	3,711	24,508	28,219	1,089	7,498	8,587
Change in fair value of warrant liability	—	—	—	—	200	200
Warrant expense	—	—	—	—	102	102
State sales tax reserve	—	284	284	—	—	—
Gain on sale of asset	—	—	—	—	(56)	(56)
Interest expense	—	—	—	—	9	9
Acquisition and due diligence costs	—	735	735	—	—	—
Charges related to sublease	—	3,367	3,367	—	—	—
Severance and executive search	250	99	349	—	—	—
Non-GAAP Net Income (Loss)	$2,627	$(10,468)	$(7,841)	$(2,357)	$(10,067)	$(12,424)

(1) Core operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	September 30, 2021	December 31, 2021
Net loss	($10.9) to ($9.9)	($56.9) to ($53.9)
Provision for income taxes	—	—
Charges related to sublease	—	$3.4
Depreciation and amortization	$1.1	$4.6
Stock-based compensation expense	$5.3	$39.0
Other	—	$1.4
Non-GAAP net loss	($4.5) to ($3.5)	($8.5) to ($5.5)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$19,206	$13,268	$37,501	$25,172
Cost of revenue	5,231	3,763	10,054	7,013
Gross profit	13,975	9,505	27,447	18,159

GAAP sales and marketing expenses	5,253	4,932	11,680	9,861
Stock-based compensation expense	(234)	(198)	(1,132)	(376)
Severance and executive search	—	—	(236)	—
Non-GAAP sales and marketing expenses	5,019	4,734	10,312	9,485

GAAP research and development expenses	4,646	3,440	9,606	7,086
Stock-based compensation expense	(566)	(184)	(1,585)	(421)
Severance and executive search	—	—	(14)	—
Non-GAAP research and development expenses	4,080	3,256	8,007	6,665

GAAP general and administrative expenses	15,644	11,343	47,187	22,886
Depreciation	(78)	(256)	(253)	(512)
Stock-based compensation expense	(5,809)	(3,749)	(25,502)	(7,790)
Warrant expense	—	(102)	—	(102)
Charges related to sublease	—	—	(3,367)	—
State sales tax reserve	(146)	—	(284)	—
Acquisition and due diligence costs	(735)	—	(735)	—
Severance and executive search	(92)	—	(99)	—
Non-GAAP general and administrative expenses	8,784	7,236	16,947	14,482

GAAP amortization	(1,079)	(1,346)	(2,157)	(2,694)

GAAP loss from operations	(12,647)	(11,556)	(43,183)	(24,368)
Total non-GAAP adjustments (1)	8,739	5,835	35,364	11,895
Non-GAAP loss from operations	(3,908)	(5,721)	(7,819)	(12,473)

GAAP other expense, net	(13)	(235)	(22)	(104)
Change in fair value of warrant liability	—	202	—	200
Interest expense	—	9	—	9
Gain on sale of asset	—	—	—	(56)
Non-GAAP other (expense) income, net	(13)	(24)	(22)	49

GAAP loss before income taxes	(12,660)	(11,791)	(43,205)	(24,472)
Total non-GAAP adjustments (1)	8,739	6,046	35,364	12,048
Non-GAAP loss before income taxes	(3,921)	(5,745)	(7,841)	(12,424)

Income tax provision	55	2	77	5

GAAP net loss	(12,715)	(11,793)	(43,282)	(24,477)
Total non-GAAP adjustments (1)	8,794	6,048	35,441	12,053
Non-GAAP net loss	$(3,921)	$(5,745)	$(7,841)	$(12,424)

Shares used in computing non-GAAP basic and diluted net loss per share	32,741	27,117	32,458	26,945
Non-GAAP basic and diluted net loss per share	$(0.12)	$(0.21)	$(0.24)	$(0.46)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2020	2020	2020	2020	2021	2021
Advertising
Average gross billings per active client (in 000's)(1)	533	614	625	632	713	715
Revenue during quarter (in 000's)	$5,881	$6,140	$7,372	$8,138	$8,371	$7,881

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2020	2020	2020	2020	2021	2021
aiWARE SaaS Solutions
Total accounts on platform at quarter end	1,587	1,753	1,791	1,896	1,777	1,820
New bookings received during quarter (in 000's)(2)	$1,397	$2,319	$2,083	$1,437	$1,864	$3,579
Total contract value of new bookings received during quarter (in 000’s)(3)	$2,312	$2,502	$2,469	$2,431	$4,068	$4,069
Revenue during quarter (in 000's)	$3,108	$3,002	$3,351	$4,402	$4,685	$5,580

(1)	For each quarter, reflects the average gross quarterly billings per agency client over the twelve month period through the end of such quarter for agency clients that are active during such quarter.
(2)

Represents the contractually committed fees payable during the first 12 months of the contract term, or the non-cancellable portion of the contract term (if shorter), for new contracts received in the quarter, excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).

(3)

Represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).